Exhibit 10.26

Triple Net Lease

LEASE AGREEMENT, dated as of September 4, 2002 (this Lease), between ROB, LLC, a Florida limited liability company (“Lessor”)/ having an address at 1550 Dale Avenue, Winter Park, FL 32789, and BANKFIRST, a Florida Banking Corporation (“Lessee”), having an address at 1031 West Morse Boulevard, Suite 323, Winter Park, FL 32789.

1. Demise of Premises.

In consideration of the rents and covenants herein stipulated to be paid and performed, Lessor hereby demises and lets to Lessee for the respective terms hereinafter described and upon the terms and conditions hereinafter specified, the premises consisting of (i) the parcel or parcels of land described in Schedule A attached hereto, (ii) all improvements constructed and to be constructed on such parcels, and (iii) all easements, rights, and appurtenances relating to such parcels (collectively, the “Leased Premises”).

2. Title and Condition.

The Leased Premises are demised and let subject to (a) the existing state of the title thereof as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules, and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) with respect to buildings, structures, and other improvements located on the Leased Premises, their condition as of the commencement of the term of this Lease, without representation or warranty by Lessor. Lessee represents that it has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereof.

3. Use of Leased Premises; Quiet Enjoyment

(a) Lessee may occupy and use the Leased Premises for any lawful purpose.

(b) If and so long as Lessee shall observe and perform all covenants, agreements, and obligations required by it to be observed and performed hereunder, Lessor warrants peaceful and quiet occupation and enjoyment of the Leased Premises by Lessee; provided that Lessor and its agents may enter upon and examine the Leased Premises at reasonable times.

4. Terms.

Subject to the terms, covenants, agreements, and conditions contained herein, Lessee shall have and hold the Leased Premises for a primary 10-year term (the “Primary Term”) commencing on 9/4/2002, and ending at midnight on 9/3/2012. Thereafter, Lessee shall have the right and option to extend the terms of this Lease for three consecutive extended terms of 5- years each (each an “Extended Term”) unless and until the terms of this Lease shall be sooner terminated pursuant hereto. The first such Extended Term shall commence on 9/4/2012 and shall end at midnight on 9/3/2017. The second such Extended Term shall commence on 9/4/2017 and shall end at midnight on 9/3/2022. The third and final such Extended Term shall commence on 9/4/2022 and shall end at midnight on 9/3/2027. In the event that Lessee shall choose NOT to exercise any such option for an Extended Term, Lessee must do so by giving notice in writing to Lessor at least 180 days prior to the end of the Primary Term or the then current

Extended Term. The giving of such written notice by Lessee to Lessor shall act to terminate this Lease. In the event that Lessee fails to give such notice of non-renewal to Lessor, this Lease shall automatically renew for the next Extended Term, if any, and no instrument of renewal need be executed. In the event that Lessee does not exercise its option to extend the term of this Lease for an Extended Term, (as provided in this paragraph 4), then Lessor shall have the right during the remainder of the term of this Lease then in effect to advertise the availability of the Leased Premises for reletting.

5. Rent

(a) Lessee covenants to pay to Lessor, as installments of rent for the Leased Premises during the term of this Lease, the respective amounts set forth in Schedule B hereto (the “Basic Rent”). The first payment is due and payable on September 4, 2002 and thereafter each monthly payment shall be due on the first of each month in lawful money of the United States of America. Payments shall be made at Lessor’s address set forth above or at such other place within the continental United States or to such other person as Lessor from time to time may designate to Lessee in writing. Lessee will also pay to Lessor on demand as additional rent, interest at the highest rate permitted by law, on all overdue installments of Basic Rent from the due date thereof until paid in full and on all overdue amounts of additional rent relating to obligations which Lessor shall have paid on behalf of Lessee.

(b) If Lessee exercises its option to one or more Extended Terms, the Basic Rent shall increase each and every year by four percent (4%), including but not limited to the first year of each such Extended Term.

(c) Lessee covenants to pay and discharge when the same shall become due, all other amounts, liabilities, and obligations which Lessee assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest, and cost which may be added for non-payment or late payment thereof. In the event of any failure by Lessee to pay or discharge any of the foregoing, Lessor shall have all rights, powers, and remedies provided herein, by law or otherwise.

6. Net Lease.

(a) This is a net lease, and the Basic Rent, additional rent, and all other sums payable hereunder by Lessee, shall be paid without notice or demand.

(b) Lessee agrees that it will remain obligated hereunder in accordance herewith, and that it will not take any action to terminate, rescind, or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor or any assignee of Lessor in any such proceeding and (ii) any action with respect hereto which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any such proceeding or by any court in any such proceeding.

(c) The Lessee shall keep and maintain the Demised Premises in compliance with, and shall not cause or permit the Demised Premises to be in violation of, any federal, state, or local laws, ordinances or regulations relating to environmental conditions (Hazardous Materials Laws) on, under, about, or affecting the Demised Premises. The Lessee shall not use, generate, manufacture, store, or dispose of on, under or about the Demised Premises or transport to or from the Demised Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including without limitation any substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials, or toxic substances under any applicable federal or state laws or regulations (collectively referred to hereinafter as “Hazardous Materials”). The Lessee shall, at its expense, take all necessary remedial action(s) in response to the presence of any Hazardous Materials on, under, or about the Demised Premises.

7. Taxes and Assessments; Compliance with Law.

(a) Subject to paragraph 16, Lessee shall pay, when due: (i) all taxes, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Lease and whether or not to be completed within said term), levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Leased Premises or any part thereof, (B) any Basic Rent, additional rent reserved or payable hereunder, or any other sums payable by Lessee hereunder, or (C) this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession, occupancy, or use thereof, (ii) any gross receipts or similar taxes imposed or levied upon, assessed against, or measured by the Basic Rent, such additional rent, or such other sums payable by Lessee hereunder, (iii) all sales and use taxes which may be levied or assessed against or payable by Lessor or Lessee on account of the acquisition, leasing, or use of the Leased Premises or any portion thereof, (iv) all charges for water, gas, light, heat, telephone, electricity, power, and other utility and communications sen/ices rendered or used on or about the Leased Premises, and (v) any and all other obligations that may arise by virtue of Lessee’s use and/or possession of the Demised Premises. Notwithstanding the foregoing provisions of this paragraph 7(a), Lessee shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer, income, profits, or revenue taxes of Lessor (other than any gross receipts or similar taxes imposed or levied upon, assessed against, or measured by, the Basic Rent, additional rent, or any other sums payable by Lessee hereunder). Lessee agrees to furnish to Lessor, within 30 days after written demand therefore, proof of the payment of all such taxes, assessments, levies, fees, rents, and charges, and all such utility and communication charges which are payable by Lessee as provided in this paragraph 7(a). In the event that any assessment against the Leased Premises becomes due and payable during the Primary or any Extended Term and may be legally paid in installments, Lessee shall have the option to pay such assessment in installments; and in such event, Lessee shall be liable only for those installments which become due and payable during the Primary and Extended Terms.

(b) Subject to paragraph 16, Lessee shall, at its expense, comply with and cause the Leased Premises to comply with all governmental statutes, laws, rules, orders, regulations, and ordinances affecting the Leased Premises or any part thereof, or the use thereof. Lessee shall, at its expense, comply with the requirements of all policies of insurance which at any time may be in force with respect to the Leased Premises, and with the provisions of all contracts, agreements, and restrictions affecting the Leased Premises or any part thereof or the ownership, occupancy, or use thereof.

8. Liens.

Lessee will not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance, or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Leased Premises or any part thereof or Lessee’s interest therein or the Basic Rent, additional rent, or other sums payable by Lessee hereunder, resulting from any act of Lessee without Lessor’s consent. The existence of any mechanics’, laborers’, materialman’s, supplier’s, or vendor’s lien, or any right in respect thereof, shall not constitute a violation of this paragraph 8 if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen. Notice is hereby given that Lessor will not be liable for any labor, services, or materials furnished or to be furnished to Lessee, or to anyone holding the Leased Premises or any part through or under Lessee, and that no mechanics’ or other liens for any such labor, services, or materials shall attach to or affect the interest of Lessor in and to the Leased Premises.

9. Indemnification.

Lessee agrees to pay, and to protect, indemnify, and save Lessor harmless from and against, any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys’ fees and expenses of Lessee and Lessor), causes of action, suits, claims, demands, or judgments of any nature whatsoever arising from (i) any injury to, or the death of, any person, or any damage to property on the Leased Premises or upon adjoining sidewalks, streets, or ways, or in any manner growing out of or connected with the use, non-use, condition, or occupancy of the Leased Premises or any part thereof, or resulting from the condition thereof (ii) violation of any agreement or condition hereof, and (iii) violation by Lessee of any contract or agreement to which Lessee is a party, or any restriction, statute, law, ordinance, or regulation, in each case affecting the Leased Premises or any part thereof, or the ownership, occupancy, or use thereof, or (iv) any negligence or tortious act on the part of Lessee or any of its agents, contractors, sublessees, licensees, or invitees. In case any action, suit, or proceeding is brought against Lessor by reason of any occurrence herein described, Lessee will, at its own expense, defend such action, suit, or proceeding with counsel reasonably acceptable to Lessor.

10. Maintenance and Repair.

(a) Lessee acknowledges that it has received the Leased Premises in good order and condition. Lessee agrees that it will, at its expense, keep and maintain the Leased Premises, including any altered, rebuilt, additional, or substituted buildings, structures, and other improvements thereto in good repair and appearance, except for ordinary wear and tear, and will with reasonable promptness make all structural and non-structural, foreseen and unforeseen, and ordinary and extraordinary changes and repairs of every kind and nature which may be required to be made upon or in connection with the Leased Premises or any part thereof in order to keep and maintain the Leased Premises in such good repair and appearance. Lessor shall not be required to maintain, repair, or rebuild the Leased Premises or any part thereof in any way, or to make any alterations, replacements, or renewals of any nature or description to the Leased Premises or any part thereof, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen.

11. Alterations.

(a) Upon receipt of written consent from Lessor, Lessee may, at its expense, make additions to and alterations of and substitutions and replacements for the buildings, structures, or other improvements to the Leased Premises, provided that (i) the market value of the Leased Premises shall not thereby be lessened, (ii) the foregoing actions shall be performed in a good and workmanlike manner, and (iii) such additions, alterations, substitutions, and replacements shall be expeditiously completed in compliance with applicable laws, ordinances, orders, rules, regulations, and requirements. All work done in connection with each such addition, alteration, substitution, or replacement shall comply with the requirements of any insurance policy required to be maintained by the Lessee hereunder. Lessee shall promptly pay all costs and expenses of, and shall procure and pay for, all permits and licenses required in connection with each such addition, alteration, substitution, or replacement, and shall discharge all liens filed against the Leased Premises arising out of the same. Title to all such additions, alterations, substitutions, and replacements shall immediately rest in Lessor, and all thereof shall be part of the Leased Premises.

(b) Lessee may, at its expense, (i) construct upon the Leased Premises any additional buildings, structures, or other improvements and (ii) install, assemble, or place upon the Leased Premises any items of machinery or equipment used or useful in Lessee’s business, in each case upon compliance with paragraph 11(a). All such buildings, structures, and other improvements shall be and remain the property of the Lessor. Such machinery or equipment shall be and remain the property of Lessee. Lessee may remove the same from the Leased Premises at any time prior to the expiration or earlier termination of the term hereof, provided that Lessee shall be required to repair any damage to the Leased Premises resulting from such removal.

12. Condemnation.

(a) Subject to the rights of Lessee set forth in this paragraph 12, Lessee hereby irrevocably assigns to Lessor any award or payment to which Lessee may be or become entitled by reason of any taking of the Leased Premises or any part thereof in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of the Leased Premises or any part thereof by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Lessee’s leasehold interest hereunder or otherwise. The foregoing is subject to Lessee retaining the right to any award or payment resulting from damages to which Lessee, but not Lessor, is entitled.

(b) If (i) the entire Leased Premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, or (ii) any substantial portion of the Leased Premises which is sufficient to render the remaining portion thereof unsuitable for Lessee’s continued use or occupancy shall be taken in or by such proceedings, then Lessee shall, not later than 30 days after any such taking, give notice to Lessor of its intention to terminate this Lease on any business day specified in such notice which occurs not less than 60 nor more than 120 days after the giving of such notice by Lessee. This Lease shall terminate on such date, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to such date, upon payment by Lessee of all installments of Basic Rent and all other sums then due and payable under this Lease to and including such termination date.

(c) If (i) a portion of the Leased Premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, which taking is not sufficient to authorize or require that Lessee give notice of its intention to terminate this Lease as provided in paragraph 12(b) or (ii) the use or occupancy of the Leased Premises or any part thereof shall be temporarily requisitioned by any governmental authority, civil or military, then this Lease shall continue in full effect without abatement or reduction of Basic Rent, additional rent, or other sums payable by Lessee hereunder, notwithstanding such taking or requisition. Lessee shall, promptly after any such taking or requisition and at its expense, repair any damage caused by any such taking or requisition in conformity with the requirements of paragraph 12(a), so that, after the completion of such repair, the Leased Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking or requisition, except for ordinary wear and tear. In the event of any such lesser taking in or by condemnation or other eminent domain proceedings, Lessee shall be entitled to receive the Net Award payable in connection with such taking, but such payment shall be made only against certificates of Lessee, signed by the President or a Vice President of Lessee, delivered to Lessor from time to time as such work of repair progresses or is completed, each such certificate describing such work of repair for which Lessee is requesting payment, the cost incurred by Lessee in connection therewith, and stating that Lessee has not theretofore received payment for such work of repair. Any proceeds of such award remaining after the final payment has been made for such work of repair shall be retained by Lessor. If the cost of any repairs required to be made by Lessee pursuant to this paragraph 12(c) shall exceed the amount of such Net Award, the deficiency shall be paid by Lessor.

(d) For the purposes hereof, all amounts payable pursuant to any agreement with any condemning authority which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Leased Premises shall be deemed to constitute an award made in such proceeding.

13. Insurance.

(a) Lessee will maintain, at its expense, insurance on the Leased Premises of the following character:

(i) Insurance against loss or damage by fire, lightning, windstorms, flood, hail, explosion, aircraft, smoke damage, vehicle damage, and other risks from time to time included under extended coverage policies and such other risks as are or shall customarily be insured against with respect to property that is similar to the Leased Premises, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any loss under the applicable policies, but, in any event, in amounts not less than the full insurable value of the Leased Premises. The term "full insurable value," as used herein, means actual replacement value less physical depreciation.

(ii) General public liability insurance against claims for bodily injury, death, or property damage occurring on, in, or about the Leased Premises and the adjoining streets, sidewalks, and passageways, such insurance to afford protection to Lessor of not less than $ 1,000,000.00 with respect to bodily injury or death to any one person, not less than $ 1,000,000.00 with respect to any one accident, and not less than $ 300,000.00 with respect to property damage; all such insurance may be maintained under general contractual liability policies, which policies shall cover the obligations of Lessee under paragraph 9 hereof.

(iii) Worker’s compensation insurance covering all persons employed in connection with any work done on or about the Leased Premises with respect to which claims for death or bodily injury could be asserted against Lessor, Lessee, or the Leased Premises.

(b) The insurance referred to in paragraph 13(a) shall be written by companies of recognized financial standing which are authorized to do an insurance business in the state in which the Leased Premises are located, and such insurance shall name as the insured parties thereunder Lessor and Lessee, as their interests may appear. Lessor shall not be required to prosecute any claim against, or to contest any settlement proposed by, any insurer, provided that Lessee may, at its expense, prosecute any such claim or contest any such settlement. In such event, Lessee may bring such prosecution or contest in the name of Lessor, Lessee, or both, and Lessor will join therein at Lessee’s written request upon the receipt by Lessor of an indemnity from Lessee against all costs, liabilities, and expenses in connection with such prosecution or contest.

(c) Every such policy shall contain, to the extent obtainable, an agreement by the insurer that it will not cancel such policy except after 10 days’ prior written notice to Lessor.

(d) Lessee shall deliver to Lessor promptly after the execution and delivery of this Lease the original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained by Lessee hereunder, and Lessee shall, within 30 days prior to the expiration of any such insurance, deliver other original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance. Should Lessee fail to effect, maintain, or renew any insurance provided for in this paragraph 13 or pay the premium therefore or deliver to Lessor any of such policies or certificates, then, and in any of said events, Lessor, at its option but without obligation so to do, may, upon 5 days’ notice to Lessee, procure such insurance. Any sums expended by Lessor to procure such insurance shall be additional rent hereunder and shall be repaid by Lessee within 5 days following the date on which such expenditure shall be made by Lessor.

(e) Anything contained in this paragraph 13 to the contrary notwithstanding, any and all insurance which Lessee is obligated to carry under the terms of this Lease may be carried under a blanket policy or policies covering other properties or liabilities of Lessee, provided that such policies specify the portion of the total coverage that is allocated to the Leased Premises; provided, however, that such insurance satisfies all other requirements of this paragraph 13.

14. Casualty.

(a) If the Leased Premises or any part thereof shall be damaged or destroyed by fire or other casualty, and if the estimated cost of rebuilding, replacing, and repairing the same shall exceed the limits of the insurance policy required in paragraph 13(a), Lessee shall promptly notify Lessor thereof; and (whether or not such estimated cost shall exceed the insurance policy limits Lessee shall, with reasonable promptness and diligence, rebuild, replace, and repair any damage or destruction to the Leased Premises, at its expense, in conformity with paragraph 11(a), in such manner as to restore the same to an economic unit having a fair market value not less than the fair market value of the Leased Premises immediately prior to such damage or destruction.

(b) Notwithstanding the provisions of paragraph 14(a), if the Leased Premises shall be substantially damaged or destroyed in any single casualty so that the Leased Premises shall be unsuitable for restoration for Lessee’s continued use and occupancy in Lessee’s business, then, at Lessee’s option and in lieu of rebuilding, replacing, or repairing the Leased Premises as provided herein, Lessee may give notice to Lessor, within 30 days after the occurrence of such damage or destruction, of Lessee’s intention to terminate this Lease on any business day specified in such notice which occurs not less than 60 nor more than 120 days after the giving of such notice by Lessee. This Lease shall terminate on such termination date, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to such date, upon payment by Lessee of all installments of Basic Rent and other sums then due and payable under this Lease to and including such termination date. Lessor shall on such date pay over or assign all rights to receive the proceeds of any insurance payable in connection with such damage or destruction to Lessor. Lessee shall not be responsible for the repair or replacement of the Leased Premises once Lessee has assigned or paid over to Lessor the insurance proceeds.

15. Assignment and Subletting.

Lessee may sublet up to a total of fifty percent (50%) of the Leased Premises without the consent of Lessor, and with the consent of Lessor (which consent will not be unreasonably withheld), may sublet the entire Leased Premises, provided that each such sublease shall expressly be made subject to this Lease. Upon the written consent of Lessor (which consent will not be unreasonably withheld), Lessee may assign the Lease. If Lessee assigns all its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Lessee hereunder in a written instrument (in form and substance acceptable to Lessor) delivered to Lessor at the time of such assignment. No assignment or sublease made as permitted by this paragraph 15 shall affect or reduce any of the obligations of Lessee hereunder, and all such obligations shall continue in full effect as obligations of a principal, and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made. No sublease or assignment made as permitted by this paragraph 15 shall impose any obligations on Lessor, or otherwise affect any of the rights of Lessor under this Lease. Neither this Lease nor the term hereby demised shall be mortgaged by Lessee, nor shall Lessee mortgage or pledge the interest of Lessee in and to any sublease of the Leased Premises or the rentals payable thereunder. Any such mortgage, pledge, sublease, or assignment made in violation of this paragraph 15 shall be void. Lessee shall, within 10 days after the execution and delivery of any such sublease, deliver a conformed copy thereof to Lessor.

16. Permitted Contests.

Lessee shall not be required to (i) pay any tax, assessment, levy, fee, rent, or charge referred to in paragraph 7(a), (ii) comply with any statute, law, rule, order, regulation, or ordinance referred to in paragraph 7(b), (iii) discharge or remove any lien, encumbrance, or charge referred to in paragraph 8 or 11(a) so long as Lessee shall contest, in good faith and at its expense, the existence, the amount, or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefore, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the tax, assessment, levy, fee, rent, or charge or lien, encumbrance, or charge so contested, (ii) the sale, forfeiture, or loss of the Leased Premises to satisfy the same or to pay any damages caused by the violation of any such statute, law, rule, order, regulation, or ordinance (iii) any interference with the use or occupancy of the Leased Premises or any part thereof, and (iv) any interference with the payment of the Basic Rent or any additional rent or any portion thereof. While any such proceedings are pending, Lessor shall not have the right to pay, remove, or cause to be discharged the tax, assessment, levy, fee, rent, or charge or lien, encumbrance, or charge thereby being contested. Lessee further agrees that each such contest shall be promptly prosecuted to a final conclusion. Lessee will pay, and save Lessor harmless against, any and all losses, judgments, decrees, and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and will, promptly after the final settlement, compromise, or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged, or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs, and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Lessor to the risk of any material civil liability or the risk of any criminal liability. During the pendency of any such contest, Lessee agrees to post a bond or other such surety as may be required by law or reasonably required by Lessor for the full value of the contest amount, or such other amount as may be required by law.

17. Default Provision.

(a) Any of the following occurrences or acts shall constitute an event of default under this Lease: (i) if Lessee, at any time during the continuance hereof (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency, or other proceedings, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Lessee from complying herewith), shall (1) fail to make any payment of Basic Rent, additional rent, or other sum herein required to be paid by Lessee, and Lessee shall fail to make any such payment for a period of 5 days after delivery by Lessor of written notice to Lessee that any such payment has become due, or (2) fail to observe or perform any other provision hereof for 30 days after Lessor shall have delivered to Lessee notice of such failure (provided that in the case of any default referred to in this clause (2) which cannot with diligence be cured within such 30-day period, if Lessee shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence, then upon receipt by Lessor of a certificate from the President or a Vice President of Lessee stating the reason that such default cannot be cured within 30 days, and stating that Lessee is proceeding with diligence to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence); or (ii) if Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 120 days after the filing thereof, or (iii) if a receiver, trustee, or liquidator of Lessee or of all or substantially all of the assets of Lessee or of the Leased Premises shall be appointed in any proceeding brought by Lessee, or if any such receiver, trustee, or liquidator shall be appointed in any proceeding brought against Lessee and shall not be discharged within 120 days after such appointment, or if Lessee shall consent to or acquiesce in such appointment, or (iv) if the Leased Premises shall have been abandoned.

(b) If an event of default shall have happened and be continuing, Lessor shall have the right, at its election, then, or at any time thereafter while such event of default shall continue, to give Lessee written notice of Lessor’s intention to terminate the term of this Lease on a date specified in such notice. Upon the giving of such notice, the term hereof and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the term hereof, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

(c) If an event of default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the term hereof shall have been terminated pursuant to paragraph 17(b), to re-enter and repossess the Leased Premises or any part thereof by force, summary proceedings, ejectment, or otherwise, and the right to remove all persons and property therefrom. Lessor shall be under no liability for or by reason of any such entry, repossession, or removal. No such re-entry or taking of possession of the Leased Premises by Lessor shall be construed as an election on Lessor’s part to terminate the term hereof, unless a written notice of such intention be given to Lessee pursuant to paragraph 17(b), or unless the termination hereof be decreed by a court of competent jurisdiction.

(d) At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to paragraph 17(c), whether or not the term hereof shall have been terminated pursuant to paragraph 17(b), Lessor may (but shall be under no obligation to) relet the Leased Premises or any part thereof for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Lessor, in its absolute discretion, may determine, and Lessor may collect and receive any rents payable by reason of such reletting. Lessor shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

(e) No expiration or termination of the term hereof pursuant to paragraph 17(b), by operation of law or otherwise, and no repossession of the Leased Premises or any part thereof pursuant to paragraph 17(c) or otherwise, and no reletting of the Leased Premises or any part thereof pursuant to paragraph 17(d), shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, or reletting.

(f) In the event of any expiration or termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an event of default, Lessee will pay to Lessor the Basic Rent, additional rent, and other sums required to be paid by Lessee to and including the date of such expiration, termination, or repossession; and, thereafter, Lessee shall, until the end of what would have been the term hereof in the absence of such expiration, termination, or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages: (i) the Basic Rent, additional rent, and other sums which would be payable hereunder by Lessee in the absence of such expiration, termination, or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to paragraph 17(d), after deducting from such proceeds all Lessor’s expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, employees’ expenses, alteration costs, and expenses of preparation for such reletting). Lessee will pay such current damages on the days on which the Basic Rent would have been payable hereunder in the absence of such expiration, termination, or repossession, and Lessor shall be entitled to recover the same from Lessee on each such day.

18. Additional Rights of Lessor.

(a) No right or remedy herein conferred upon or resetted to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement, or to exercise any option, right, power, or remedy contained herein shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Lessor of any Basic Rent, any additional rent, or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained herein shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Lessor. In addition to other remedies provided herein, Lessor shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions, or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions, or provisions of this Lease, or to any other remedy allowed to Lessor at law or in equity.

(b) The Parties waive a trial by jury in any litigation between Lessor and Lessee with respect to the Lease. In any suit under this Lease, there shall be allowed to the prevailing party, to be included in any judgment recovered, or relief granted, reasonable attorney’s fees and costs of suit, including bankruptcy and appellate proceedings. If Lessor shall, without fault on its part, be made a party to any litigation commenced against Lessee, Lessee shall pay all costs and reasonable attorneys’ fees incurred in connection with such litigation.

19. Notices, Demands, and Other Instruments.

All notices, demands, requests, consents, approvals, and other instruments required or permitted to be given pursuant hereto shall be given in writing and shall be deemed to have been properly given if (a) with respect to Lessee, sent by registered mail, postage prepaid, addressed to Lessee at its address first above set forth, and (b) with respect to Lessor, sent by registered mail postage prepaid addressed to Lessor at its address first above set forth. Lessor and Lessee shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon giving 15 days’ written notice thereof, similarly given, to the other party.

20. Estoppel Certificate.

Lessee will, at any time and from time to time, upon not less than 20 days’ prior request by Lessor, execute, acknowledge, and deliver to Lessor a statement in writing, executed by the President or any Vice President of Lessee, certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Basic Rent, additional rent, and other sums payable hereunder have been paid, and either stating that to the knowledge of the signer of such certificate, no default exists hereunder, or specifying each such default of which the signer may have knowledge; it being intended that any such statement by Lessee may be relied upon by the Mortgagee or by any prospective purchaser of the Leased Premises.

21. Removal of Trade Fixtures.

If no default or event of default hereunder has happened and is continuing, Lessee may, at any time during the term hereof, remove from the Leased Premises any trade fixtures, machinery, or equipment belonging to Lessee or third parties, provided that Lessee shall repair any damage to the Leased Premises caused by such removal.

22. Surrender.

Upon the expiration or earlier termination hereof, Lessee shall peaceably leave and surrender the Leased Premises to Lessor in the same condition in which the Leased Premises were originally received from Lessor at the commencement of the term hereof, except as repaired, rebuilt, restored, altered, or added to as permitted or required hereby, and except for ordinary wear and tear. Lessee shall remove from the Leased Premises, on or prior to such expiration or earlier termination, all property situated thereon which is not owned by Lessor, and, at its expense, on or prior to such expiration or earlier termination, shall repair any damage caused by such removal. Property not so removed shall become the property of Lessor, and Lessor may thereafter cause such property to be removed from the Leased Premises and disposed of, but the cost of any such removal and disposition, and the cost of repairing any damage caused by such removal, shall be borne by Lessee.

23. Separability.

Each and every covenant and agreement contained herein is or shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Lessor shall not discharge or relieve Lessee from its obligations to perform the same. If any term or provision hereof, or the application thereof to any person or circumstances, shall be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and shall be enforced to the extent permitted by law.

24. Binding Effect.

All of the covenants, conditions, and obligations contained herein shall be binding upon and inure to the benefit of the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were in each case named as a party hereto. This Lease may not be changed, modified, or discharged except by a writing signed by Lessor and Lessee.

25. Headings.

The headings to the various paragraphs hereof have been inserted for reference only and shall not to any extent have the effect of modifying, amending, or changing the expressed terms and provisions hereof.

26. Governing Law.

This Lease shall be governed by and interpreted under the laws of Florida and venue shall only be proper in Lake County, Florida.

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be signed and sealed as of the date first above written.

LESSOR(S) :

ROB, LLC, a Florida limited liability company

BY: ______________________

Richard O. Baldwin, Jr.

Its: Sole Member and Manager

____

JERRE E. BALDWIN, JR.

Print Name

____

Sharon B. Abner

Print Name

STATE OF FLORIDA)
) S.S.:
COUNTY OF ORANGE)

The foregoing instrument was acknowledged before me this 5th day of September 2002, by Richard O. Baldwin, Jr., as Sole Member and Manager of **ROB, LLC**, a Florida limited liability company. ~~He is personally known to me~~ or has produced ______________________ (type of identification) as identification and did (did not) take an oath.

____

NOTARY PUBLIC,
Printed Name: Sharon B. Abner

SHARON B. ABNER
Commission # DD0114135
Expires 5/3/2006
Bonded through
(800-432-4254) Florida Notary Assn., Inc.

My Commission Expires:

[NOTARIAL SEAL]

- 12 -

LESSEE(S) :

BankFIRST

BY: [signature]
David A. Felker
Its: Executive Vice President

[signature]
Ralph J. Harayda

Print Name

[signature]

Sharon B. Abner

Print Name

STATE OF FLORIDA)
) S.S.:
COUNTY OF ORANGE)

The foregoing instrument was acknowledged before me this 14th day of September 2002, by David A. Felker, as Executive Vice President of **BankFIRST**, a Florida corporation on behalf of the corporation. He is personally known to me or has produced ____________________ (type of identification) as identification and did (did not) take an oath.

[signature]
NOTARY PUBLIC, Sharon B. Abner
Printed Name: _______________

My Commission Expires:

[NOTARIAL SEAL]

Schedule “A”

PARCEL NO. 1:

That part of Mount Homer Subdivision according to the plat .thereof, as recorded in Plat Book 2, Page 29, Public Records of Lake County, Florida, bounded and described as follows: from the West 1/4 Corner of Section 22, Township 19 South, Range 26 East, in Lake County, Florida; run North 00 degrees 27 minutes 22 seconds East along the West line of the NW 1/4 of said Section 22 a distance of 132 feet to a point on the North right-of-way line of U.S. Highway No, 441; Thence North 89 degrees 38 minutes 00 seconds East along said North right-of-way line 410.72 feet to a point on the Southeasterly right-of-way line of the Atlantic Coastline Railroad for the Point of Beginning; thence continue North 89 degrees 38 minutes 00 seconds East along the North right-of-way line of U.S. Highway 441 a distance of 383.24 feet; thence North 00 degrees 22 minutes 00 seconds West 454.66 feet to a point on the aforementioned Southeasterly right-of-way line of Atlantic Coastline Railroad; thence South 39 degrees 45 minutes 40 seconds West along said Southeasterly right-of-way line 594.63 feet to the Point of beginning.

LESS THE FOLLOWING:

Those portions of George’ M. Bowen At Mount Homer Subdivision, as recorded in Plat Book 2, Page 29, Public Records of Lake County, Florida, and the NW1/4 of Section 22, Township 19 South, Range 26 East, Lake County, Florida, described as follows:

•

Commence at a nail and disk marked."LB 2168" at the West 1/4 corner of aforesaid Section 22; Thence along the West line of the NW 1/4 of Section 22 run North 00 degrees 24 minutes 00 seconds West 132.00 feet to the North right-of-way line of State Road 19 (U.S. Highway 441); Thence along said right- of-way line run North 89 degrees 38 minutes 00 seconds East 792.88 feet (793.96 feet-deed); Thence run North 00 degrees 15 minutes 27 seconds West (North 00 degrees 22 minutes 00 seconds West- deed), 250.00 feet to the point of beginning; Thence continue North 00 degrees 15 minutes 27 seconds West 204.64 feet to the Southeasterly right-of-way line of Atlantic Coastline Railroad; Thence along said right-of-way line run South 39 degrees 51 minutes 19 seconds West 268.01 feet to a point that bears South 89 degrees 38 minutes 00 seconds West of the point of beginning; Thence run North 89 degrees 38 minutes 00 seconds East 172.68 feet to the point of beginning.

PARCEL NO. 2:

An easement for ingress and egress over, across and upon the following described tract of land: That part of Block 13 according to the map of (and of George W. Bowen at Mount Homer, a subdivision in the City of Eustis, Florida, recorded in Plat Book 2, Page 29, Public Records of Lake County, Florida, bounded and described as follows: From the Southwest corner of the Northwest Quarter (NW 1/4) of Section 22, Township 19 South, Range 26 East, in Lake County, Florida, run North 0 degrees 27 minutes 22 seconds East along the West line of said Section 22 a distance of 132 feet to the North line of the right of way of State Road No. 19 (U.S. Highway No. 441); Thence North 89 degrees 38 minutes 00 seconds East along the North line of said right of way 410.72 feet to the Southeasterly line of the right of way of the Seaboard Coast Line Railroad; Continue thence North 89 degrees 38 minutes 00 seconds East along the North line of the right of way of State Road No. 19 a distance of 383.24 feet to the point of beginning of this description; from said point of beginning run North 0 degrees 22 minutes 00 seconds West 64 feet; Thence North 89 degrees 38 minutes 00 seconds East 230 feet; Thence South 0 degrees 22 minutes 00 seconds East 64 feet to the North line of the right of way of State Road No. 19; Thence South 89 degrees 38 minutes 00 seconds West along said North line 230 feet to the point of beginning.

Schedule “B”

Year Space Annual Sq. I Annual Rent Monthly Basic Rent (plus tax) Size Rate

1	4,699	$13.62	$64,000.00	$5,333.33
2	4,699	$14.16	$66,560.00	$5,546.67
3	4,699	$14.73	$69,222.40	$5,768.53
4	4,699	$15.32	$71,991.30	$5,999.27
5	4,699	$15.93	$74,870.95	$6,239.25
6	4,699	$16.57	$77,865.79	$6,488.82
7	4,699	$17.23	$80,980.42	$6,748.37
8	4,699	$17.92	$84,219.63	$7,018.30
9	4,699	$18.64	$87,588.42	$7,299.03
10	4,699	$19.39	$91,091.96	$7,591.00